EXHIBIT 99.1

MicroVision Announces Resignation of Board Member Perry M. Mulligan

REDMOND, Wash., May 22, 2020 (GLOBE NEWSWIRE) -- MicroVision, Inc. (NASDAQ: MVIS), a leader in innovative ultra-miniature projection display and sensing technology, today announced that on May 21, 2020 Perry M. Mulligan resigned from the board of directors.  Mulligan served as director of the company since January 2010 and was Chief Executive Officer from November 2017 to February 2020.

“I am very grateful to have been able to serve MicroVision as a member of the executive team and as a long-time board member,” said Mulligan.  "As part of my transition to the board earlier this year I was committed to demonstrating my support for our new CEO Sumit Sharma with the board and shareholders.  With a successful transition completed, I remain confident in the potential for the company.  In light of my recent health issues, I believe that this is the right time for me to retire from the board and focus on my recovery and my family."

“The company and board have benefited from Perry’s dedication, knowledge and leadership both as CEO for two years and as a board member since 2010,” said Brian Turner, Board Chair.  “While I am sorry to see Perry resign, I am glad that he was able to continue as a board member after stepping down as CEO earlier this year to enable a smooth transition for Sumit.  The board members and I have enjoyed working with Perry and will miss his insights and positive contributions.  We wish him well as he steps away to focus on health and family.”

About MicroVision

MicroVision is the creator of PicoP® scanning technology, an ultra-miniature sensing and projection solution based on the laser beam scanning methodology pioneered by the company. MicroVision’s platform approach for this sensing and display solution means that its technology can be adapted to a wide array of applications and form factors. We combine our hardware, software, and algorithms to unlock value for our customers by providing them a differentiated advanced solution for a rapidly evolving, always-on world.

MicroVision has a substantial portfolio of patents relating to laser beam scanning projection and sensing.  MicroVision’s industry leading technology is a result of its extensive research and development. The company is based in Redmond, Washington.

MicroVision and PicoP are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, including those relating to potential of the company, the company’s future products and product applications and those including words like “believe” are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in our forward-looking statements include the risk that the company may not succeed in finding strategic solutions, including a potential sale of the company, with acceptable timing, benefits or costs, the company may be unable to evidence compliance with Nasdaq criteria within the period of time that was granted by the Nasdaq panel, our ability to operate with limited cash or to raise additional capital when needed; market acceptance of our technologies and products; and for products incorporating our technologies; the failure of our commercial partners to perform as expected under our agreements, including from the impact of the COVID-19 (coronavirus); our ability to identify parties interested in paying any amounts or amounts we deem desirable for the purchase or license of intellectual property assets; our or our customers’ failure to perform under open purchase orders, our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; our ability to maintain our listing on the Nasdaq Stock Market, and other risk factors identified from time to time in the company's SEC reports, including the company's Annual Report on Form 10-K filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us.  It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect us to a greater extent than indicated. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

David H. Allen
Darrow Associates, Inc.
408.427.4463
dallen@darrowir.com